Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

G1 THERAPEUTICS, INC.

G1 Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The Corporation’s Certificate of Incorporation was filed with the Secretary of State of Delaware on May 19, 2008 under the name “G-Zero Therapeutics, Inc.”, as amended by that certain First Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 27, 2012, that certain Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 4, 2012, that certain Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 8, 2013, that certain Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on February 3, 2015 and that certain Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 27, 2016, as amended on May 11, 2017 (the “Existing Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Certificate”) amends and restates the provisions of the Existing Certificate of Incorporation, and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3. The text of the Existing Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

RESTATED CERTIFICATE OF INCORPORATION

OF

G1 THERAPEUTICS, INC.

ARTICLE I

The name of the Corporation is G1 Therapeutics, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is 125,000,000, of which (i) 120,000,000 shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Preferred Stock, the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by a majority of the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors, voting together as a single class.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

EXCLUSIVE JURISDICTION OF DELAWARE COURTS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENT OF BY-LAWS

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX or Article X of this Certificate.

[End of Text]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation is executed as of this 22nd day of May, 2017.

By:	/s/ Mark A. Velleca
Name:	Mark A. Velleca
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]